EXHIBIT 99.3


                                 DIAMOND JO, LLC
                             PENINSULA GAMING CORP.
                              PENINSULA GAMING, LLC

                        Offer to Exchange All Outstanding
                      8 3/4% Senior Secured Notes due 2012
                                 in Exchange for
                      8 3/4% Senior Secured Notes due 2012
                         That Have Been Registered Under
                           the Securities Act of 1933,
                                   As Amended

To Our Clients:

      Enclosed for your consideration is a prospectus dated July [__], 2004 (the "Prospectus"), and the letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Diamond Jo, LLC ("DJL"), a Delaware limited liability company, Peninsula Gaming Corp. ("PGC", formerly named The Old Evangeline Downs Capital Corp.), a Delaware corporation, and Peninsula Gaming, LLC ("PGL", and together with DJL, the "Issuers") to exchange their 8 3/4% Senior Secured Notes due 2012 that have been registered under the Securities Act of 1933, as amended, for their outstanding 8 3/4% Senior Secured Notes due 2012 (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Issuers contained in the exchange and registration rights agreement in respect of the Old Notes, dated April 16, 2004, by and among the Issuers and the initial purchasers referred to therein.

      This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

      Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

      Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on __________, 2004 (the "Expiration Date"), unless extended by the Issuers. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

      Your attention is directed to the following:

      1. The Exchange Offer is for any and all Old Notes.

      2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Conditions of the Exchange Offer."

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      3. Subject to the terms and conditions in the Prospectus and the Letter of
Transmittal, any transfer taxes incident to the transfer of Old Notes from the Holder to the Issuers will be paid by the Issuers.

      4. The Exchange Offer expires at 5:00, New York City time, on _________, 2004, unless extended by the Issuers.

      If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.

                 INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

      The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Diamond Jo, LLC ("DJL"), a Delaware limited liability company, Peninsula Gaming Corp. ("PGC", formerly named The Old Evangeline Downs Capital Corp.) and Peninsula Gaming, LLC ("PGL", and together with DJL and PCG, the "Issuers") with respect to their Old Notes.

      This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

      The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

      Please tender the Old Notes held by you for my account as indicated below:


                                       Aggregate Principal Amount of Old Notes
                                       ---------------------------------------

8 3/4% Senior Secured Notes due 2012..........  $_______________________________

                                                ________________________________

Dated:___________________________, 2004         ________________________________
                                                          Signature(s)

                                                ________________________________

                                                ________________________________
                                                    Please print name(s) here

                                                ________________________________

                                                ________________________________

                                                ________________________________
                                                           Address(es)

                                                ________________________________
                                                 Area Code and Telephone Number

                                                ________________________________
                                                    Tax Identification or
                                                    Social Security No(s).


      None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.